SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         September 20, 2004
                                                         ------------------


                             EURONET WORLDWIDE, INC.
                             -----------------------
             (Exact name of Registrant as specified in its charter)

      Delaware                      0-22167                 74-2806888
      --------                      -------                 ----------
(State of Incorporation)  (Commission File Number)       (I.R.S. Employer
                                                       Identification Number)


                        4601 College Boulevard, Suite 300
                              Leawood, Kansas 66211
                             ----------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (913) 327-4200
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)


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Item 1.01       Entry into a Material Definitive Agreement

      On September 20, 2004, the Registrant entered into individual restricted share award agreements with Michael J. Brown, Daniel R. Henry, Rick L. Weller and Jeffrey B. Newman to consummate the award of restricted shares made by the Registrant's Board of Directors on September 15, 2004. Mr. Brown received 27,473 restricted shares. Mr. Henry received 21,245 restricted shares. Messrs. Weller and Newman each received 10,989 restricted shares.

      Under the terms of the agreements, the restricted shares granted will be earned and become non-forfeitable on March 31, 2005, provided such individual is either a director, officer, employee or consultant of the Registrant at such time. In the event the recipient voluntarily terminates his employment with the Registrant for any reason other than death or disability before the restricted shares have been earned, or in the event that the recipient is terminated for cause (as defined by the Registrant's compensation committee), the restricted shares shall be forfeited and returned to the Registrant. If the event of death or disability of the recipient, the restricted shares shall vest and become nonforfeitable.

      The restricted shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the recipient until they have become fully vested. Each recipient shall be entitled to receive any dividends and other distributions paid with respect to such shares that become payable from the date of grant until the shares are earned and become non-forfeitable.

      The form of Restricted Share Award Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01.      Financial Statements and Exhibits

Exhibit Number  Description
--------------  -----------

10.1            Form of Restricted Share Award Agreement




                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to be signed on its behalf by the undersigned, hereunto duly authorized.

                               EURONET WORLDWIDE, INC.

Dated: September 21, 2004
                               By: /s/ Jeffrey B. Newman
                                   --------------------------------
                                   Jeffrey B. Newman
                                   Executive Vice President



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